                                                                     Exhibit 4.1
                                                           Subject to Completion







                       MORGAN STANLEY ABS CAPITAL I INC.,
                                  as Depositor,


                   -------------------------------------------
                               as Master Servicer,



                                       and


                      [-----------------------------------]
                                   as Trustee


                             -----------------------

                         POOLING AND SERVICING AGREEMENT

                      Dated as of _________________, 199__

                             ----------------------


                   Home Equity Loan Asset Backed Certificates

                                 Series 199__-__

                                TABLE OF CONTENTS

                                                                                                               Page


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.  Definitions.............................................................................  1
         Section 1.02.  Interest Calculations................................................................... 16

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES;
                                  TAX TREATMENT

         Section 2.01.  Conveyance of Mortgage Loans; Retention of Obligation to
                        Fund Advances Under Credit Line Agreements.............................................. 16
         Section 2.02.  Acceptance by Trustee; Retransfer of Mortgage Loans..................................... 19
         Section 2.03.  Representations and Warranties Regarding the Master Servicer............................ 21
         Section 2.04.  Representations and Warranties of the Seller Regarding
                        the Mortgage Loans; Retransfer of Certain Mortgage Loans................................ 22
         Section 2.05.  Covenants of the Depositor.............................................................. 27
         Section 2.06.  Retransfers of Mortgage Loans at Election of Transferor................................. 27
         Section 2.07.  Execution and Authentication of Certificates............................................ 28
         Section 2.08.  Tax Treatment........................................................................... 28
         Section 2.09.  Representations and Warranties of the Depositor......................................... 29

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01.  The Master Servicer..................................................................... 29
         Section 3.02.  Collection of Certain Mortgage Loan Payments............................................ 31
         Section 3.03.  Withdrawals from the Collection Account................................................. 32
         Section 3.04.  Maintenance of Hazard Insurance; Property Protection Expenses........................... 33
         Section 3.05.  Assumption and Modification Agreements.................................................. 33
         Section 3.06.  Realization Upon Defaulted Mortgage Loans; Repurchase
                         of Certain Mortgage Loans.............................................................. 34
         Section 3.07.  Trustee to Cooperate.................................................................... 35
         Section 3.08.  Servicing Compensation; Payment of Certain Expenses
                         by Master Servicer..................................................................... 35
         Section 3.09.  Annual Statement as to Compliance....................................................... 36
         Section 3.10.  Annual Servicing Report................................................................. 36
         Section 3.11.  Annual Opinion of Counsel............................................................... 36
         Section 3.12.  Access to Certain Documentation and Information
                         Regarding the Mortgage Loans........................................................... 36


         Section 3.13.  Maintenance of Certain Servicing Insurance Policies..................................... 37
         Section 3.14.  Reports to the Securities and Exchange Commission....................................... 37
         Section 3.15.  Tax Returns............................................................................. 37
         Section 3.16.  Information Required by the Internal Revenue Service
                        Generally and Reports of Foreclosures and Abandonments
                        of Mortgaged Property................................................................... 37

                                   ARTICLE IV

                              SERVICING CERTIFICATE

         Section 4.01.  Servicing Certificate................................................................... 38
         Section 4.02.  Claims upon the Policy; Policy Payments Account......................................... 40
         Section 4.03.  Spread Account.......................................................................... 41
         Section 4.04.  Effect of Payments by the Credit Enhancer; Subrogation.................................. 42
         Section 4.05.  Optional Advances of the Master Servicer................................................ 43

                                    ARTICLE V

                           PAYMENTS AND STATEMENTS TO
                CERTIFICATEHOLDERS; RIGHTS OF CERTIFICATEHOLDERS

         Section 5.01.  Distributions........................................................................... 43
         Section 5.02.  Calculation of the Investor Certificate Rate............................................ 45
         Section 5.03.  Statements to Certificateholders........................................................ 45
         Section 5.04.  Rights of Certificateholders............................................................ 47

                                   ARTICLE VI

                                THE CERTIFICATES
         Section 6.01.  The Certificates........................................................................ 47
         Section 6.02.  Registration of Transfer and Exchange of Investor
                        Certificates; Appointment of Registrar.................................................. 47
         Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates....................................... 49
         Section 6.04.  Persons Deemed Owners................................................................... 49
         Section 6.05.  Restrictions on Transfer of Transferor Certificates..................................... 49
         Section 6.06.  Appointment of Paying Agent............................................................. 51
         Section 6.07.  Acceptance of Obligations............................................................... 51

                                   ARTICLE VII

                      THE MASTER SERVICER AND THE DEPOSITOR

         Section 7.01.  Liability of the Master Servicer and the Depositor...................................... 51
         Section 7.02.  Merger or Consolidation of, or Assumption of the
                        Obligations of, the Master Servicer or the Depositor.................................... 51
         Section 7.03.  Limitation on Liability of the Master Servicer and Others............................... 51
         Section 7.04.  Master Servicer Not to Resign........................................................... 52
         Section 7.05.  Delegation of Duties.................................................................... 53

         Section 7.06.  Indemnification of the Trust by the Master Servicer..................................... 53
         Section 7.07.  Indemnification of the Trust by the Transferor.......................................... 53
         Section 7.08.  Limitation on Liability of the Transferor............................................... 53

                                  ARTICLE VIII

                              SERVICING TERMINATION

         Section 8.01.  Events of Servicing Termination......................................................... 54
         Section 8.02.  Trustee to Act; Appointment of Successor................................................ 55
         Section 8.03.  Notification to Certificateholders...................................................... 56

                                   ARTICLE IX

                                   THE TRUSTEE

         Section 9.01.  Duties of Trustee....................................................................... 56
         Section 9.02.  Certain Matters Affecting the Trustee................................................... 58
         Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans................................... 59
         Section 9.04.  Trustee May Own Certificates............................................................ 59
         Section 9.05.  Master Servicer to Pay Trustee's Fees and Expenses;
                        Master Servicer to Indemnify............................................................ 60
         Section 9.06.  Eligibility Requirements for Trustee.................................................... 60
         Section 9.07.  Resignation or Removal of Trustee....................................................... 60
         Section 9.08.  Successor Trustee....................................................................... 61
         Section 9.09.  Merger or Consolidation of Trustee...................................................... 61
         Section 9.10.  Appointment of Co-Trustee or Separate Trustee........................................... 61
         Section 9.11.  Limitation of Liability................................................................. 63
         Section 9.12.  Trustee May Enforce Claims Without Possession of Certificates........................... 63
         Section 9.13.  Suits for Enforcement................................................................... 63

                                    ARTICLE X

                                   TERMINATION

         Section 10.01. Termination............................................................................. 63

                                   ARTICLE XI

                            RAPID AMORTIZATION EVENTS

         Section 11.01.  Rapid Amortization Events.............................................................. 65
         Section 11.02.  Additional Rights Upon the Occurrence of Certain Events................................ 66

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.01.  Amendment.............................................................................. 67


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
         Section 12.02.  Recordation of Agreement............................................................... 69
         Section 12.03.  Limitation on Rights of Certificateholders............................................. 69
         Section 12.04.  Governing Law.......................................................................... 70
         Section 12.05.  Notices................................................................................ 70
         Section 12.06.  Severability of Provisions............................................................. 70
         Section 12.07.  Assignment............................................................................. 70
         Section 12.08.  Certificates Nonassessable and Fully Paid.............................................. 71
         Section 12.09.  Third-Party Beneficiaries.............................................................. 71
         Section 12.10.  Counterparts........................................................................... 71
         Section 12.11.  Effect of Headings and Table of Contents............................................... 71
         Section 12.12.  Insurance Agreement.................................................................... 71

                                    EXHIBITS

EXHIBIT A   -        FORM OF INVESTOR CERTIFICATE.........................................................  A-1
EXHIBIT B   -        FORM OF TRANSFEROR CERTIFICATE.......................................................  B-1
EXHIBIT C   -        MORTGAGE LOAN SCHEDULE...............................................................  C-1
EXHIBIT D   -        RESERVED.............................................................................  D-1
EXHIBIT E   -        ANNUAL OPINION OF COUNSEL............................................................  E-1
EXHIBIT F   -        FORM OF CREDIT LINE AGREEMENT........................................................  F-1
EXHIBIT G   -        RESERVED.............................................................................  G-1
EXHIBIT H   -        RESERVED.............................................................................  H-1
EXHIBIT I   -        LETTER OF REPRESENTATIONS............................................................  I-1
EXHIBIT J   -        RESERVED.............................................................................  J-1
EXHIBIT K   -        FORM OF INVESTMENT LETTER............................................................  K-1
EXHIBIT L   -        FORM OF REQUEST FOR RELEASE..........................................................  L-1

                  This Pooling and Servicing Agreement, dated as of ____________, 199__, among Morgan Stanley ABS Capital I Inc. (the "Depositor"),
______________________________, the "Master Servicer", and
[______________________], as Trustee (the "Trustee"),


                          W I T N E S S E T H  T H A T:

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  Accelerated Principal Distribution Amount: With respect to any Distribution Date, the amount, if any, required to reduce the Investor Certificate Principal Balance (after giving effect to the distribution of all other amounts actually distributed on the Investor Certificates on such Distribution Date) so that the Invested Amount (immediately following such Distribution Date) exceeds the Investor Certificate Principal Balance (as so reduced) by the Required Overcollateralization Amount.

                  Additional Balance: As to any Mortgage Loan and day, the aggregate amount of all Draws conveyed to the Trust pursuant to Section 2.01.

                  [Adjustment Date: With respect to any Interest Period, the second LIBOR Business Day preceding the first day of such Interest Period.]

                  Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  Alternative Principal Payment: As to any Distribution Date, the greater of (x) _____% of the Investor Certificate Principal Balance immediately prior to the Distribution Date or (y) the amount (but not less than zero) equal to Principal Collections for such Distribution Date less the aggregate of Draws under the Credit Line Agreements during the related Collection Period.

                  Appointment Day:  As defined in Section 11.02.

                  Appraised Value: As to any Mortgaged Property, the value established by any of the following: (i) with respect to Credit Line Agreements with Credit Limits greater than $________, by a full appraisal, (ii) with respect to Credit Line Agreements with Credit Limits equal to or less than $_________, by a drive by inspection of such Mortgaged Property made to establish compliance with the underwriting criteria then in effect in connection with the application for the Mortgage Loan secured by such Mortgaged Property.

                  Asset Balance: As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and day, the related Cut-off Date Asset Balance, plus
(i) any Additional Balance in respect of such Mortgage Loan, minus (ii) all collections credited as principal against the Asset Balance of any such Mortgage Loan in accordance with the related Credit Line Agreement. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an Asset Balance equal to the Asset Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and an Asset Balance of zero thereafter.

                  Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

                  Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

                  BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

                  Billing Cycle: With respect to any Mortgage Loan and Collection Period, the billing period specified in the related Credit Line Agreement and with respect to which amounts billed are received during such Collection Period.

                  Book-Entry Certificate: Any Investor Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

                  Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or ___________ are required or authorized by law to be closed.

                  Certificate: An Investor Certificate or a Transferor Certificate.

                  Certificate Owner: The Person who is the beneficial owner of a Book-Entry Certificate.

                  Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.02.

                  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Investor Certificate registered in the name of the Transferor, or any Person known to a Responsible Officer to be an Affiliate of either the Depositor or the Transferor and (y) any Investor Certificate for which the Transferor, or any Person known to a Responsible Officer to be an Affiliate of either such entity is the Certificate Owner shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Transferor, or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Transferor and who makes the voting decision with respect to such Investor Certificate or (ii) the Transferor, or such Affiliate is the Certificate Owner of all the Investor Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

                  Closing Date: _______________, 199___.

                  Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

                  Collection Account: The custodial account or accounts created and maintained for the benefit of the Investor Certificateholders and the Credit Enhancer pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

                  Collection Period: With respect to any Distribution Date (other than the first Collection Period) and any Mortgage Loan, the calendar month preceding such Distribution Date. With respect to the first Distribution Date, the period from _______________, 199___ through _______________, 199___.

                  Combined Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date, the percentage equivalent of the fraction, the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding principal balance as of the date of execution of the related original Credit Line Agreement (or any subsequent date as of which such outstanding principal balance may be determined in connection with an increase in the Credit Limit for such Mortgage Loan) of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which is secured by the same Mortgaged Property and the denominator of which is the Valuation of the related Mortgaged Property.

                  Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at __________________________________,
Attention: _________________.

                  Credit Enhancement Draw Amount: As to any Distribution Date, an amount equal to the sum of (x) the amount by which the amount to be distributed to Investor Certificateholders pursuant to Section 5.01(a)(iii) exceeds the amount of Investor Interest Collections on deposit in the Collection Account on the Business Day preceding such Distribution Date that is available to be applied therefor and the sum of the amount if any deposited in the Collection Account in respect of such Distribution Date pursuant to Section 4.05 and any amount transferred from the Spread Account to the Collection Account pursuant to Section 4.03, (y) the Guaranteed Principal Distribution Amount and
(z) any Preference Claim for such Distribution Date.

                  Credit Enhancer: _______________________________, a
________________________ company, any successor thereto or any replacement credit enhancer substituted pursuant to Section _____.

                  Credit Enhancer Default: The failure by the Credit Enhancer to make a payment required under the Policy in accordance with the terms thereof.

                  Credit Limit: As to any Mortgage Loan, the maximum Asset Balance permitted under the terms of the related Credit Line Agreement.

                  Credit Limit Utilization Rate: As to any Mortgage Loan, the percentage equivalent of a fraction the numerator of which is the Cut-off Date Asset Balance for such Mortgage Loan and the denominator of which is the related Credit Limit.

                  Credit Line Agreement: With respect to any Mortgage Loan, the related credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

                  Custodial Agreement: Any Custodial Agreement between any Custodian and the Trustee, which is reasonably acceptable in form and substance to the Credit Enhancer, relating to the custody of the Mortgage Loans and the Related Documents.

                  Custodian: Any custodian appointed by the Trustee under a Custodial Agreement to maintain all or a portion of the Mortgage Files pursuant to Section 2.01(b).

                  Cut-off Date: ______________, 199___.

                  Cut-off Date Asset Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date.

                  Cut-off Date Pool Balance: The Pool Balance calculated as of the Cut-off Date.

                  Defective Mortgage Loan: A Mortgage Loan subject to retransfer pursuant to Section 2.02, 2.04 or 2.06.

                  Deficiency Amount: As defined in Section 5.01(d).

                  Definitive Certificates: As defined in Section 6.02(c).

                  Delivery Event: As defined in Section 2.01.

                  Depositor: Morgan Stanley ABS Capital I Inc. or its successor in interest.

                  Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Investor Certificates evidencing $______________ in initial aggregate principal amount of the Investor Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: With respect to any Distribution Date, the third Business Day prior to such Distribution Date.

                  Distribution Date: The ________th day of each month, or if such day is not a Business Day, then the next Business Day, beginning in the month immediately following the month of the initial issuance of the Certificates.

                  Draw: With respect to any Mortgage Loan, an additional borrowing by the Mortgagor subsequent to the Cut-off Date in accordance with the related Mortgage Note.

                  Due Date: As to any Mortgage Loan, the fifteenth day of the month.

                  Electronic Ledger: The electronic master record of home equity credit line mortgage loans maintained by the Master Servicer.

                  Eligible Account: (i) An account that is maintained with a depository institution whose debt obligations [throughout] the time of any deposit therein are rated in the highest short-term debt rating category by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "_______" by ________________ and "_____" by __________________, which accounts are fully insured by either SAIF or BIF, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity, or (iv) an account otherwise acceptable to each Rating Agency and the Credit Enhancer, as evidenced at closing by delivery of a rating letter by each Rating Agency and thereafter by delivery of a letter from each Rating Agency and the Credit Enhancer to the Trustee, within 30 days of receipt of notice of such deposit, to reduce or withdraw its then-current rating of the Certificates without regard to the Policy.

                  Eligible Investments: (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iii) commercial or finance company paper (including, without limitation, commercial paper issued by Countrywide Home Loans, Inc. or any of its Affiliates) which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Securities of such Series by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

                  Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Asset Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Asset Balance), not ____ percent more or ____ percent less than the Transfer Deficiency, if any, relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than ___% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Gross Margin that is not less than the Gross Margin of the Defective Mortgage Loan and not more than _____ basis points higher than the Gross Margin for the Defective Mortgage Loan; (v) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (vi) have a remaining term to maturity not more than ____ months earlier and not more than _____ months later than the remaining term to maturity of the Defective Mortgage Loan;
(vii) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); and (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Credit Enhancer.

                  Endorsement:  As defined in the Policy.

                  ERISA: Employee Retirement Income Security Act of 1974, as amended.

                  Event of Servicing Termination: As defined in Section 8.01.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

                  Fiscal Agent: As defined in the Policy.

                  Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Asset Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

                  Gross Margin: As to any Mortgage Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on Exhibit ___ hereto.

                  Guaranteed Distribution: With respect to any Distribution Date, the sum of the (i) the Guaranteed Principal Distribution Amount and (ii) the amount to be distributed to Certificateholders pursuant to Section 5.01(a)(iii) for such Distribution Date.

                  Guaranteed Principal Distribution Amount: With respect to any Distribution Date, (i) on any such Distribution Date, other than the Distribution Date in ___________ 20___, the amount, if any, required to reduce the Investor Certificate Principal Balance (after giving effect to the distributions of Interest Collections and Principal Collections that are allocable to principal on the Investor Certificates on such Distribution Date) to the Invested Amount immediately following such Distribution Date or (ii) on the Distribution Date in _____________ 20___, the amount by which the outstanding Investor Certificate Principal Balance (after giving effect to Interest Collections allocable and distributable to principal on the Investor Certificates on such Distribution Date) exceeds the sum of the amounts on deposit in the Collection Account available to be distributed to the Investor Certificateholders pursuant to Section 5.01(b) hereof.

                  Increased Senior Lien Limitation: As defined in Section
3.01(a).

                  Index: With respect to each Interest Rate Adjustment Date for a Mortgage Loan, the highest Prime Rate as published in the "Money Rates" table of The Wall Street Journal as of the first business day of the calendar month.

                  Insolvency Event: As defined in Section 11.02.

                  Insurance Agreement: The insurance and indemnity agreement dated as of ____________, 19___ among the Depositor, the Master Servicer, the Trustee and the Credit Enhancer, including any amendments and supplements thereto.

                  Insurance Proceeds: Proceeds paid by any insurer (other than the Credit Enhancer) pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to the last sentence of Section 3.04, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

                  Interest Collections: As to any Distribution Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds and Net Liquidation Proceeds as is allocable to interest on the applicable Mortgage
Loan) collected by the Master Servicer under the Mortgage Loans (excluding any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors) during the related Collection Period minus the Servicing Fee payable to the Master Servicer with respect to the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

                  Interest Period: With respect to any Distribution Date other than the first Distribution Date, the period beginning on the preceding Distribution Date and ending on the day preceding such

Distribution Date, and in the case of the first Distribution Date, the period beginning on the Closing Date and ending on the day preceding the first Distribution Date.

                  Interest Rate Adjustment Date: With respect to each Mortgage Loan, any date on which the Loan Rate is adjusted in accordance with the related Credit Line Agreement.

                  Intervening Assignments: As defined in Section 2.01.

                  Invested Amount: With respect to any Distribution Date, an amount equal to the Original Invested Amount minus (i) the amount of Principal Collections previously distributed to Investor Certificateholders and minus (ii) the Investor Loss Amounts for prior Distribution Dates.

                  Investor Certificate: Any certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit ___ hereto.

                  Investor Certificate Distribution Amount: As to any Distribution Date, the sum of all amounts to be distributed to the Holders of Investor Certificates pursuant to Article V and Article XI hereof.

                  Investor Certificate Interest: With respect to any Distribution Date, interest for the related Interest Period at the applicable Investor Certificate Rate on the Investor Certificate Principal Balance as of the first day of such Interest Period (after giving effect to the distributions made on the first day of such Interest Period).

                  Investor Certificate Principal Balance: With respect to any Distribution Date, (a) the Original Investor Certificate Principal Balance less
(b) the aggregate of amounts actually distributed as principal on the Investor Certificates.

                  Investor Certificate Rate: The sum of [(a) LIBOR as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) and (b) _____% per annum]; provided, however, that in no event shall the Investor Certificate Rate with respect to any Interest Period exceed the Maximum Rate for such Interest Period.

                  Investor Certificateholder: The Holder of an Investor Certificate.

                  Investor Floating Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution
Date) and the denominator of which is the Pool Balance, calculated as of the beginning of the related Collection Period.

                  Investor Fixed Allocation Percentage: ____%.

                  Investor Interest Collections: As to any Distribution Date, the product of (i) the Interest Collections during the related Collection Period and (ii) the Investor Floating Allocation Percentage for such Distribution Date.

                  Investor Loss Amount: With respect to any Distribution Date, the amount equal to the product of (i) the Investor Floating Allocation Percentage for such Distribution Date and (ii) the aggregate of the Liquidation Loss Amounts for such Distribution Date.

                  Investor Loss Reduction Amount: With respect to any Distribution Date, the portion, if any, of the Investor Loss Amount for such Distribution Date and all prior Distribution Dates that has not been distributed to Investor Certificateholders on such Distribution Date pursuant to Section 5.01(a)(iv) or 5.01(a)(v) or by way of the Credit Enhancement Draw Amount.

                  Investor Principal Collections: As to any Distribution Date, the Investor Fixed Allocation Percentage of Principal Collections in respect of such Distribution Date.

                  Investor Servicing Fee: With respect to any Distribution Date, the product of (i) the Investor Floating Allocation Percentage for such Distribution Date and (ii) the Servicing Fee for such Distribution Date.

                  [LIBOR: As to any date, the rate for United States dollar deposits for one month which appear on the Telerate Screen LIBOR Page 3750 as of 11:00 A.M., London time. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.]

                  [LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.]

                  Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 hereof shall not be deemed to constitute a Lien.

                  Lifetime Rate Cap: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Mortgage Loan under the terms of the related Credit Line Agreement, as set forth on Exhibit ___ hereto.

                  Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of such Mortgage Loan or the related REO have been recovered.

                  Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, including, without limitation, legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures with respect to real estate property taxes, water or sewer taxes, condominium association dues, property restoration or preservation or insurance against casualty, loss or damage.

                  Liquidation Loss Amount: With respect to any Distribution Date and any Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Collection Period, the unrecovered Asset Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Asset Balance.

                  Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Policy) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.

                  Loan Rate: With respect to any Mortgage Loan and as of any day, the per annum rate of interest applicable under the related Credit Line Agreement to the calculation of interest for such day on the Asset Balance of such Mortgage Loan.

                  Loan Rate Cap: With respect to each Mortgage Loan, the lesser of (i) the Lifetime Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.

                  Managed Amortization Period: The period from the Closing Date to and including the Rapid Amortization Commencement Date.

                  Master Servicer: [__________________________________] and any
successor thereto and any successor hereunder.

                  Maximum Principal Payment: With respect to any Distribution Date, the Investor Fixed Allocation Percentage of the Principal Collections for such Distribution Date.

                  Maximum Rate: As to any Interest Period, the Weighted Average Net Loan Rate for the Collection Period during which such Interest Period begins (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

                  Minimum Monthly Payment: With respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in that month.

                  Minimum Transferor Interest: With respect to any date, an amount equal to the lesser of (a) ___% of the Pool Balance on such date and (b) the Transferor Principal Balance as of the Closing Date.

                  Moody's: Moody's Investors Service, Inc. or its successor in interest.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

                  Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans included in the Trust on such date. The initial schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth herein as Exhibit ___, which schedule sets forth as to each Mortgage Loan (i) the Cut-off Date Asset Balance, (ii) the Credit Limit, (iii) the Gross Margin, (iv) the Lifetime Rate Cap, (v) the account number, (vi) the current Loan Rate, (vii) the Combined Loan-to-Value Ratio, (viii) a code specifying the property type, (ix) a code specifying documentation type and (x) a code specifying lien position. The Mortgage Loan Schedule will be deemed to be amended from time to time to reflect Additional Balances.

                  Mortgage Loans: The mortgage loans, including Additional Balances with respect thereto, that are transferred and assigned to the Trustee pursuant to Section 2.01, together with the Related Documents, exclusive of Mortgage Loans that are retransferred to the Depositor, the Master Servicer or the Seller from time to time pursuant to Section 2.02, 2.04, [2.05], 2.06, [2.09] or [3.01] as from time to time are held as a part of the Trust. The mortgage loans originally so held are identified in the Mortgage Loan Schedule delivered on the Closing Date. The Mortgage Loans shall also include any Eligible Substitute Mortgage Loan Substituted by the Seller for a Defective Mortgage Loan pursuant to Sections 2.02 and 2.04.

                  Mortgage Note: With respect to a Mortgage Loan, the Credit Line Agreement pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage.

                  Mortgaged Property: The underlying property, including any real property and improvements thereon, securing a Mortgage Loan.

                  Mortgagor: The obligor or obligors under a Credit Line Agreement.

                  Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

                  Net Loan Rate: With respect to any Mortgage Loan and as to any day, the Loan Rate less the Servicing Fee Rate, the Premium Fee Rate and the Trustee Fee Rate.

                  Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Transferor or the Master Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be in-house counsel for the Depositor, the Seller, the Master Servicer or the Transferor (except that any opinion pursuant to Section
7.04 or relating to taxation must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Credit Enhancer and the Rating Agency, is reasonably acceptable to it.

                  Original Invested Amount: $_____________.

                  Original Investor Certificate Principal Balance:
$________________.

                  Overcollateralization Amount: At the time of reference thereto, the amount, if any, by which the Invested Amount exceeds the Investor Certificate Principal Balance.

                  Paying Agent: Any paying agent appointed pursuant to Section 6.06.

                  Percentage Interest: As to any Investor Certificate, the percentage obtained by dividing the principal denomination of such Investor Certificate by the aggregate of the principal denominations of all Investor Certificates.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Policy: The financial guaranty insurance policy number ___________, and all endorsements thereto, dated as of the Closing Date, issued by the Credit Enhancer to the Trustee for the benefit of the Investor Certificateholders.

                  Policy Payments Account:  As defined in Section 4.02.

                  Pool Balance: With respect to any date, the aggregate of the Asset Balances of all Mortgage Loans as of such date.

                  Pool Factor: With respect to any Distribution Date, the percentage, carried to seven places, obtained by dividing the Investor Certificate Principal Balance for such Distribution Date by the Original Investor Certificate Principal Balance.

                  Preference Claim:  As defined in Section 4.02.

                  Premium Fee Rate:  As described in the Insurance Agreement.

                  Principal Collections: As to any Distribution Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting principal (including but not limited to any portion of Insurance Proceeds or Net Liquidation Proceeds allocable to principal of the applicable Mortgage Loan, and Transfer Deposit Amounts, but excluding Foreclosure Profits) collected by the Master Servicer under the Mortgage Loans during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of a Mortgage Loan that constitutes principal or interest.

                  Publication Date:  As defined in Section 11.02(a).

                  Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Cut-off Date, between [Countrywide Home Loans, Inc.], as seller, and the Depositor, as purchaser, with respect to the Mortgage Loans.

                  Rapid Amortization Commencement Date: The earlier of (i) the Distribution Date in ____________ 200__ and (ii) the Distribution Date next succeeding the Collection Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 11.01.

                  Rapid Amortization Event:  As defined in Section 11.01.

                  Rapid Amortization Period: The period following the Managed Amortization Period until the termination of the Trust pursuant to Section 10.01.

                  Rating Agency: Any statistical credit rating agency, or its successor, that rated the Investor Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor and the Credit Enhancer, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of ____________________ and P-1 or better in the case of _______________ and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of ____________________ and "Aaa" in the case of _______________ and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

                  Record Date: The last day preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates are available pursuant to Section 6.02(c) the Record Date shall be the last day of the calendar month preceding the month in which the related Distribution Date occurs.

                  Reference Bank Rate: As to any Interest Period as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of _____ A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Outstanding Investor Certificate Principal Balance; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of _____ A.M., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Investor Certificate Principal Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

                  Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Depositor after consultation with the Trustee.

                  Related Documents: As defined in Section 2.01.

                  REO: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

                  Required Overcollateralization Amount: As defined in the Insurance Agreement.

                  Responsible Officer: When used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  Revolving Period: With respect to each Mortgage Loan, the period specified for such Mortgage Loan in the related Credit Line Agreement, during which the Mortgagor is permitted to make Draws.

                  SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

                  Scheduled Principal Collections Distribution Amount: With respect to any Distribution Date during the Managed Amortization Period and the Investor Certificates, an amount equal to the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date in respect of the Rapid Amortization Period, the Maximum Principal Payment.

                  Seller: [_______________________________] and any successor thereto.

                  Servicing Certificate: A certificate completed and executed by a Servicing Officer in accordance with Section 4.01.

                  Servicing Fee: With respect to any Distribution Date, the product of (i) the Servicing Fee Rate divided by 12 and (ii) the aggregate Asset Balance of the Mortgage Loans on the first day of the Collection Period preceding such Distribution Date (or at the Cut-off Date with respect to the first Distribution Date).

                  Servicing Fee Rate:  _____% per annum.

                  Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee (with a copy to the Credit Enhancer) by the Master Servicer on the Closing Date, as such list may be amended from time to time.

                  Spread Account: The account created pursuant to Section 4.03 and maintained pursuant to the Insurance Agreement.

                  Spread Account Maximum: As defined in the Insurance Agreement.

                  Telerate Screen LIBO Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London inter-bank offered rates of major banks).

                  Transfer Date: As defined in Section 2.06.

                  Transfer Deficiency: As defined in Section 2.02.

                  Transfer Deposit Amount: As defined in Section 2.02.

                  Transfer Notice Date: As defined in Section 2.06.

                  Transferor or Transferor Certificateholders: The Holders of the Transferor Certificates.

                  Transferor Certificates: The certificates executed and authenticated by the Trustee substantially in the form set forth in Exhibit ___ hereto.

                  Transferor Collections: As to any period, the sum of Transferor Interest Collections and Transferor Principal Collections for such period.

                  Transferor Interest Collections: Interest Collections that are not Investor Interest Collections, reduced by the Transferor Servicing Fee.

                  Transferor Principal Balance: As of any date of determination, the amount equal to (i) the Pool Balance at the end of the day next preceding such date of determination less (ii) the Invested Amount as of the close of business on the preceding Distribution Date.

                  Transferor Principal Collections: On any Distribution Date, Principal Collections received during the related Collection Period minus the amount of such Principal Collections required to be distributed to Investor Certificateholders pursuant to Section 5.01(b).

                  Transferor Servicing Fee: With respect to any Distribution Date, the Servicing Fee for such Distribution Date less the Investor Servicing Fee for such Distribution Date.

                  Trust: The trust created by this Agreement, the corpus of which consists of the Mortgage Loans, such other assets as shall from time to time be identified as deposited in the Collection Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO, the interest of the Depositor in certain hazard insurance policies maintained by the Mortgagors or the Master Servicer in respect of the Mortgage Loans, the Policy, an assignment of the Depositor's rights under the Purchase Agreement and all proceeds of each of the foregoing (exclusive of payments of accrued interest on the Mortgage Loans which are due on or prior to the Cut-off Date or due in the month of ____________).

                  Trustee: ____________________________ or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

                  Trustee Fee: A fee which is separately agreed to between the Master Servicer and the Trustee.

                  Trustee Fee Rate: The per annum rate at which the Trustee Fee is calculated.

                  UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  Unpaid Investor Certificate Interest Shortfall: With respect to any Distribution Date, the aggregate amount, if any, of Investor Certificate Interest that was accrued in respect of a prior Distribution Date and has not been distributed to Investor Certificateholders.

                  Valuation: With respect to any Mortgaged Property and time referred to herein, the lesser of (i) the Appraised Value of the Mortgaged Property and (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage loan, the purchase price of the Mortgaged Property.

                   Weighted Average Net Loan Rate: As to any Collection Period, the average of the daily Net Loan Rate for each Mortgage Loan for each day during the related Billing Cycle, weighted on the basis of the daily average of the related Asset Balances outstanding for each day in such Billing Cycle for each Mortgage Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.

                  Section 1.02. Interest Calculations. All calculations of interest hereunder that are made in respect of the Asset Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Investor Certificates shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES;
                                  TAX TREATMENT

                  Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under Credit Line Agreements. The Depositor, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to (i) each Mortgage Loan, including its Asset Balance (including all Additional Balances) and all collections in respect thereof received on or after the Cut-off Date (excluding payments in respect of accrued interest due prior to the Cut-off Date or due in the month of ____________); (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure;
(iii) the Depositor's rights under the Purchase Agreement; (iv) [the Depositor's rights under the hazard insurance policies,] (v) the Collection Account and the [Security Account for the Certificates] (excluding net earnings thereon); (vi) the Policy, (vii) the Spread Account and (viii) all other assets included or to be included in the Trust for the benefit of Certificateholders; provided, however, neither the Trustee nor the Trust assumes the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. Additional Balances shall be part of the related Asset Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust property. In addition, on or prior to the Closing Date, the Depositor shall cause the Credit Enhancer to deliver the Policy to the Trustee for the benefit of the Investor Certificateholders. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

                  The Depositor agrees to take or cause to be taken such actions and execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing statements filed in the State of __________ (which shall have been filed within 90 days of the

Closing Date) describing the Cut-off Date Asset Balances and Additional Balances and naming the Depositor as debtor and the Trustee as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Depositor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Depositor (within 90 days of any event necessitating such filing) as are necessary to perfect and protect the Certificateholders' and Credit Enhancer's interests in each Cut-off Date Asset Balance and Additional Balances and the proceeds thereof (other than maintaining possession by the Trustee of the Mortgage Loans and the Mortgage Files, which possession will, subject to the terms hereof, be maintained by the Master Servicer as custodian and bailee of the Trustee).

                  In connection with such transfer and assignment by the Depositor, the Master Servicer acknowledges that it is holding as custodian and bailee for the Trustee the following documents or instruments (the "Related Documents") with respect to each Mortgage Loan:

                           (i) the original Mortgage Note endorsed in blank;

                           (ii) an original Assignment of Mortgage in blank in recordable form;

                           (iii) the original recorded Mortgage or, if, in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller, at the direction of the Depositor, will deliver or cause to be delivered to the Custodian, as agent for the Trustee, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Depositor stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

                           (iv) if applicable, the original intervening assignments, if any ("Intervening Assignments"), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the Depositor or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

                           (v) either (1) for each Mortgage Loan with a Credit Limit in excess of $_________, a title policy or (2) for all other Mortgage Loans, either a title policy, a title search or guaranty of title with respect to the related Mortgaged Property;

                           (vi) the original of any guaranty executed in connection with the Mortgage Note;

                           (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan; and

                           (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage;

provided, however, that as to any Mortgage Loan, if (a) as evidenced by an Opinion of Counsel delivered to and in form and substance satisfactory to the Trustee and the Credit Enhancer, (x) an optical image or other representation of the related documents specified in clauses (i) through (viii) above are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer its interest in such Mortgage Loan, and (b) the retention of such documents in such format will not result in a reduction in the then current rating of the Investor Certificates, without regard to the Policy, such optical image or other representation may be held by the Master Servicer, as custodian for the Trustee or assignee in lieu of the physical documents specified above.

                  The Depositor hereby confirms to the Trustee that it has caused the portions of the Electronic Ledgers relating to the Mortgage Loans to be clearly and unambiguously marked, and has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trust at the direction of the Depositor. The Master Servicer hereby confirms to the Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

                  The parties hereto intend that the transaction set forth herein be a sale by the Depositor to the Trust of all the Depositor's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Depositor hereby grants to the Trust a security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans whether now existing or hereafter created, all monies due or to become due on the Mortgage Loans and all proceeds of any thereof; and this Agreement shall constitute a security agreement under applicable law.

                  Except as hereinafter provided, the Master Servicer shall be entitled to maintain possession of all of the foregoing documents and instruments and shall not be required to deliver any of them to the Trustee. In the event, however, that possession of any of such documents or instruments is required by any Person (including the Trustee) acting as successor servicer pursuant to Section 7.04 or 8.02 in order to carry out the duties of Master Servicer hereunder, then such successor shall be entitled to request delivery, at the expense of the Master Servicer, of such documents or instruments by the Master Servicer and to retain such documents or instruments for servicing purposes; provided that the Trustee or such servicers shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Mortgage Loans.

                  The Master Servicer's right to maintain possession of the documents enumerated above shall continue so long as the long term unsecured debt of the Master Servicer is assigned ratings of at least "_______" by __________________ and "_______" by _______________. At such time as the condition specified in the preceding sentence is not satisfied, as promptly as practicable but in no event more than 90 days in the case of clause (i) below and 60 days in the case of clause (ii) below following the occurrence of such event (a "Delivery Event"), the Master Servicer shall, at its expense, (i) either (x) record an assignment of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records or (y) deliver to the Trustee the assignment of such Mortgage in favor of the Trustee in form for recordation, together with an Opinion of Counsel addressed to the Trustee and the Credit Enhancer to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies (as evidenced in writing) and the Credit Enhancer, and (ii) unless an Opinion of Counsel, reasonably acceptable to the Trustee, the Rating Agencies (as evidenced in writing) and the Credit Enhancer, is delivered to the Trustee and the Credit Enhancer to the effect that delivery of the Mortgage Files is not necessary to protect the Trustee's right, title and interest in the related Mortgage Loans; provided that the lack of delivery will not result in a reduction in the then current rating of the Investor Certificates, without regard to the Policy, deliver the related Mortgage Files to the Trustee or to a custodian located in the State of ____________ appointed by the Trustee and acceptable to the Rating Agencies and the Credit Enhancer to be held by the Custodian on behalf of the Trustee in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Custodian on behalf of the Trustee shall retain possession thereof except to the extent the Master Servicer requires any Mortgage Files for normal servicing as contemplated by Section
3.07. The Trustee is hereby appointed as the attorney-in-fact of the Master Servicer with the power to prepare, execute and record Assignments of Mortgages in the event that the Master Servicer fails to do so on a timely basis as provided in this paragraph.

                  Within 90 days following delivery, if any, of the Mortgage Files to the Trustee pursuant to the preceding paragraph, the Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Seller and the Credit Enhancer, and the Seller will have a period of 90 days after such notice within which to correct or cure any such defect.

                  The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

                  Section 2.02. Acceptance by Trustee; Retransfer of Mortgage Loans. (a) The Trustee hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Trustee holds and will hold such instrument, and to the extent that any documents are delivered to it pursuant to
Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Credit Enhancer. If the time to cure any defect in respect of any Mortgage Loan of which the Trustee has notified the Seller and the Depositor following the review pursuant to Section 2.01 has expired or if at any time any loss is suffered by the Trustee on behalf of the Certificateholders or the Credit Enhancer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Trustee not having been recorded as required by Section 2.01, then on the next succeeding Business Day upon the deposit to the Collection Account of the Transfer Deposit Amount, if any, and upon satisfaction of the applicable conditions described herein, all right, title and interest of the Trust in and to such Mortgage Loan shall be deemed to be retransferred, reassigned and otherwise reconveyed, without recourse, representation or warranty, to the Seller on such Business Day and the Asset Balance of such Mortgage Loan shall be deducted from the Pool Balance; provided, however, that interest accrued on the Asset Balance of such Mortgage Loan to the end of the related Collection Period shall be the property of the Trust. The Trustee shall determine if the reduction of such Asset Balance from the Pool Balance in accordance with the preceding sentence would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest ("Transfer Deficiency"), in which event the Trustee shall deliver written notice of such deficiency to the Depositor and the Seller, and within five Business Days after the Business Day of such retransfer the Seller, pursuant to the Purchase Agreement, shall either (i) substitute an Eligible Substitute Mortgage Loan or (ii) deposit into the Collection Account an amount (the "Transfer Deposit Amount") in immediately available funds equal to the Transfer Deficiency or a combination of both (i) and (ii) above. Such reduction or substitution and the actual payment of any Transfer Deposit Amount, if any, shall be deemed to be payment in full for such Mortgage Loan. Upon receipt of any Eligible Substitute Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Transfer Deposit Amount in respect of a Defective Mortgage Loan has been deposited into the Collection Account or, if the Transferor Principal Balance is not reduced below the Minimum Transferor Interest as a result of the deemed retransfer of a Defective Mortgage Loan, then as promptly as practicable following such deemed transfer, the Trustee shall execute such documents and instruments of transfer presented by the Seller, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Seller to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Seller to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Transfer Deposit Amount into the Collection Account shall constitute the sole remedy respecting such defect available to Certificateholders, the Trustee and the Credit Enhancer against the Seller.

                  The Master Servicer, promptly following the transfer of a Defective Mortgage Loan from or to the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Master Servicer shall, following such retransfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The [Seller], [Depositor] promptly following such transfer, shall appropriately mark its Electronic Ledger and make appropriate entries in its general account records to reflect such transfer.

                  Notwithstanding any other provision of this Section, a retransfer of a Defective Mortgage Loan to the Seller pursuant to this Section that would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest shall not occur if either the Seller fails to convey an Eligible Substitute Mortgage Loan or to deposit into the Collection Account any related Transfer Deposit Amount required by this Section with respect to the transfer of such Defective Mortgage Loan.

                  (b) As to any Eligible Substitute Mortgage Loan or Loans, pursuant to the Purchase Agreement, the Seller shall, if a Delivery Event has occurred, deliver to the Trustee with respect to such Eligible Substitute Mortgage Loan or Loans such documents and agreements as are required to be held by the Trustee in accordance with Section 2.01. For any Collection Period during which the Seller substitutes one or more Eligible Substitute Mortgage Loans, the Master Servicer shall determine the

Transfer Deposit Amount which amount shall be deposited by the Seller in the Collection Account at the time of substitution. All amounts received in respect of the Eligible Substitute Mortgage Loan or Loans during the Collection Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Fund and shall not be deposited by the Master Servicer in the Collection Account. All amounts received by the Master Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust Fund shall be deposited by the Master Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and pursuant to the Purchase Agreement, the Seller shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04. The procedures applied by the Seller in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Trustee, the Certificateholders and the Credit Enhancer.

                  Section 2.03. Representations and Warranties Regarding the Master Servicer. The Master Servicer represents and warrants to the Trustee and the Credit Enhancer that as of the Closing Date:

                           (i) The Master Servicer is a ______________ corporation, validly existing and in good standing under the laws of the State of _________________, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer;

                           (ii) The Master Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                           (iii) The Master Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                           (iv) The execution, delivery and performance of this Agreement by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Certificate of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

                           (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Credit Enhancer, the person discovering such breach shall give prompt written notice to the other parties and to the Credit Enhancer. Within 90 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Master Servicer shall cure such breach in all material respects.

                  Section 2.04. Representations and Warranties of the Seller Regarding the Mortgage Loans; Retransfer of Certain Mortgage Loans. Pursuant to the Purchase Agreement, the Seller has represented and warranted to the Trustee and the Credit Enhancer that as of the Cut-off Date, unless otherwise specifically set forth herein:

                  (i) As of the Closing Date, this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (ii) As of the Closing Date with respect to the Mortgage Loans and as of the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, either (A) the Purchase Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Cut-off Date Asset Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto (excluding payments in respect of accrued interest due prior to the Cut-off Date or due in the month of _________), and all proceeds of such Cut-off Date Asset Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Asset" as being part of the corpus of the Trust conveyed to the Trust by the Seller, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Trustee of all right, title and interest of the Seller in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Asset" relating to the Additional Balances or (B) the Purchase Agreement constitutes a grant of a security interest (as defined in the UCC as in effect in ____________) in such property to the Trustee on behalf of the Trust. [If the Purchase Agreement constitutes the grant of a security interest to the Trust in such property, and if the Trustee obtains and maintains possession of the Mortgage File for each Mortgage Loan, the Trust shall have a first priority perfected security interest in such property, subject to the effect of Section 9-306 of the UCC with respect to collections on the Mortgage Loans that are deposited in the Collection Account in accordance with the next to last paragraph of Section 3.02(b)]; provided, however, that nothing in this clause (ii) shall be construed to obligate the Master Servicer to deliver any Mortgage Files other than as set forth in Section 2.01 hereof;

                  (iii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan and as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

                  (iv) The applicable Cut-off Date Asset Balance has not been assigned or pledged, and the Seller is the sole owner and holder of such Cut-off Date Asset Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loan, to sell, assign or transfer the same pursuant to the Purchase Agreement;

                  (v) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, the related Mortgage Note and the Mortgage with respect to each Mortgage Loan have not been assigned or pledged, and the Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to sell and assign the same pursuant to the Purchase Agreement;

                  (vi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, the related Mortgage is a valid and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgage Loan, on the property therein described, and as of the applicable Cut-off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule;
         (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                  (vii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, there is no valid offset, defense or counterclaim of any obligor under any Credit Line Agreement or Mortgage;

                  (viii) To the best knowledge of the Seller, as of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

                  (ix) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, there is no proceeding pending or, to the best knowledge of the Seller, threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage;

                  (x) To the best knowledge of the Seller, as of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xiv);

                  (xi) No Minimum Monthly Payment is more than 89 days delinquent (measured on a contractual basis); and with respect to the Mortgage Loans no more than _____% (by Cut-off Date Pool Balance) were 30-59 days delinquent (measured on a contractual basis) and no more than _____% (by Cut-off Date Pool Balance) were 60-89 days delinquent (measured on a contractual basis);

                  (xii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

                  (xiii) The related Mortgage Note and the related Mortgage at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan;

                  (xiv) Either a lender's title insurance policy or binder was issued on the date of origination of the Mortgage Loan and each such policy is valid and remains in full force and effect, or a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to a Mortgage Loan as to which no title insurance policy or binder was issued;

                  (xv) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, none of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located;

                  (xvi) As of the Cut-off Date for the Mortgage Loans no more than _____% of such Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in one United States postal zip code;

                  (xvii) The Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of 100%;

                  (xviii) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders or the Credit Enhancer was utilized in selecting the Mortgage Loans;

                  (xix) The Seller has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (xx) The Minimum Monthly Payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Asset Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

                  (xxi) Within 90 days of the Closing Date with respect to the Mortgage Loans and, to the extent not already included in such filing with respect to the Mortgage Loans, the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, the Seller will file UCC-1 financing statements with respect to the Mortgage Loans;

                  (xxii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, each Credit Line Agreement and each Mortgage Loan is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally;

                  (xxiii) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, the Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Master Servicer;

                  (xxiv) The definition of Prime Rate in each Credit Line Agreement relating to a Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit ____;

                  (xxv) The weighted average remaining term to maturity of the Mortgage Loans on a contractual basis as of the Cut-off Date for the Mortgage Loans is approximately ___ months. On each date that the Loan Rates have been adjusted, interest rate adjustments on the Mortgage Loans were made in compliance with the related Mortgage and Mortgage Note and applicable law. Over the term of each Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap, if any. The Loan Rate Caps range between ____% and ____%. The Margins range between ____% and ____% and the weighted average Margin is approximately ____% as of the Cut-off Date for the Mortgage Loans. The Loan Rates on such Mortgage Loans range between ____% and _____% and the weighted average Loan Rate is approximately _____%.

                  (xxvi) As of the Closing Date with respect to the Mortgage Loans and the applicable Transfer Date with respect to any Eligible Substitute Mortgage Loan, each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

                  (xxvii) No more than _____% (by Cut-off Date Pool Balance) of the Mortgage Loans are secured by real property improved by individual condominium units, planned development units, townhouses or two-to-four family residences erected thereon, and at least _____% (by Cut-off Date Pool Balance) of the Mortgage Loans are secured by real property with a detached one-family residence erected thereon;

                  (xxviii) The Credit Limits on the Mortgage Loans range between $________ and $__________ with an average of $_________. As of the
         Cut-off Date for the Mortgage Loans, no Mortgage Loan had a principal balance in excess of approximately $__________ and the average principal balance of the Mortgage Loans is equal to approximately $_________; and

                  (xxix) Approximately ____% and _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date for the Mortgage Loans, are first and second liens, respectively.

                  With respect to the representations and warranties set forth in this Section 2.04 that have been made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Depositor, the Master Servicer or a Responsible Officer of the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, the Purchase Agreement will provide that such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  (b) It is understood and agreed that the representations and warranties described in this Section 2.04 will survive delivery of the respective Mortgage Files to the Trustee pursuant to Section 2.01 and the termination of the rights and obligations of the Master Servicer pursuant to
Section 7.04 or 8.02. Upon discovery by the Seller, the Depositor, the Master Servicer, the Credit Enhancer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties (other than the representation and warranty set forth in Section 2.04(a)(iv) above), without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Investor Certificateholders or the Credit Enhancer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Credit Enhancer. Within 90 days of its discovery or its receipt of notice of such breach, the Seller pursuant to the Purchase Agreement shall use all reasonable efforts to cure such breach in all material respects or shall, not later than the Business Day next preceding the Distribution Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Trustee and the Credit Enhancer as evidenced by their written consents), either
(a) accept a transfer of such Mortgage Loan from the Trust or (b) substitute an Eligible Substitute Mortgage Loan in the same manner and subject to the same conditions as set forth in Section 2.02; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loan, as the case may be, the Seller shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02 with respect to the transfer of Mortgage Loans under that Section.

                  It is understood and agreed that the obligation of the Seller to accept a transfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against the Seller respecting such breach available to Investor Certificateholders, the Trustee on behalf of Investor Certificateholders and the Credit Enhancer; provided, however, that the Seller shall defend and indemnify the Trustee, the Credit Enhancer and the Investor Certificateholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Seller (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 2.04(a)(iv), the sale and assignment of the affected

Mortgage Loans to the Trust shall be deemed void and the Seller pursuant to the Purchase Agreement shall pay to the Trust the sum of (i) the amount of the related Asset Balances, plus unpaid accrued interest on each such Asset Balance at the applicable Loan Rate to the date of payment and (ii) the amount of any loss suffered by Certificateholders or the Credit Enhancer with respect to the affected Mortgage Loans.

                  Section 2.05. Covenants of the Depositor. The Depositor hereby covenants that:

                  (a) Security Interests. Except for the transfer hereunder, the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, whether now existing or hereafter created, or any interest therein; the Depositor will notify the Trustee of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Depositor will defend the right, title and interest of the Trust in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor; provided, however, that nothing in this
Section 2.05(a) shall prevent or be deemed to prohibit the Depositor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (b) Negative Pledge. The Depositor hereby agrees not to transfer, assign, exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Transferor Certificates except in accordance with Sections 6.05 and 7.02.

                  (c) Additional Indebtedness. So long as the Investor Certificates are outstanding the Depositor will not incur any debt other than debt that (i) is non-recourse to the assets of the Depositor other than the Mortgage Loans specifically pledged as security for such debt, or (ii) is subordinated in right of payment to the rights of the Investor Certificateholders or (iii) is assigned a rating by each of the Rating Agencies that is the same as the then current rating of the Investor Certificates.

                  (d) Downgrading. The Depositor will not engage in any activity which would result in a downgrading of the Investor Certificates.

                  (e) Amendment to Certificate of Incorporation. The Depositor will not amend its Certificate of Incorporation without prior written notice to the Rating Agencies and the Credit Enhancer.

                  (f) Principal Place of Business. The Depositor's principal place of business is in California and it will not change its principal place of business without prior written notice to the Rating Agencies.

                  Section 2.06. Retransfers of Mortgage Loans at Election of Transferor. Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, require the retransfer of Mortgage Loans from the Trust to the Seller as of the close of business on a Distribution Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the Transferor shall give the Trustee and the Master Servicer a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred. Such retransfers of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

                           (i)      No Rapid Amortization Event has occurred;

                           (ii) On the Transfer Notice Date the Transferor Principal Balance (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Minimum Transferor Interest;

                           (iii) The transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

                           (iv) On or before the Transfer Date, the Transferor shall have delivered to the Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Transfer Date, and the Master Servicer shall have marked the Electronic Ledger to show that the Mortgages Loans transferred to the Transferor are no longer owned by the Trust;

                           (v) The Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Investor Certificateholders or the Credit Enhancer were utilized in selecting the Mortgage Loans to be removed from the Trust;

                           (vi) In connection with first retransfer of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Transfer Notice Date notice of such proposed retransfer of Mortgage Loans and, prior to the Transfer Date, shall have notified the Trustee in writing that such retransfer of Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Investor Certificates without regard to the Policy;

                           (vii) The Transferor shall have delivered to the Trustee and the Credit Enhancer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vi), inclusive, have been performed or are true and correct, as the case may be. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon receiving the requisite information from the Transferor, the Master Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Trustee shall deliver, or cause to be delivered, to the Transferor the Mortgage File for each Mortgage Loan being so transferred, and the Trustee shall execute and deliver to the Transferor such other documents prepared by the Transferor as shall be reasonably necessary to transfer such Mortgage Loans to the Transferor. Any such transfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Trustee or the Trust to the Transferor.

                  Section 2.07. Execution and Authentication of Certificates. The Trustee, on behalf of the Trust, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust, concurrently with the sale, assignment and conveyance to the Trustee of the Trust, Investor Certificates in authorized denominations and the Transferor Certificates, together evidencing the ownership of the entire Trust.

                  Section 2.08. Tax Treatment. It is the intention of the Depositor, the Transferor and the Investor Certificateholders that the Investor Certificates will be indebtedness of the Transferor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Depositor, the Trustee and each Investor Certificateholder (or Certificate Owner) by acceptance of its Investor Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agrees to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Transferor secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Investor Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in an Investor Certificate through it to comply with this Agreement as to treatment of the Investor Certificates as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Trustee will prepare and file all tax reports required hereunder.

                  Section 2.09. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Trustee on behalf of the Certificateholders and the Credit Enhancer as follows:

                           (i) This Agreement constitutes a valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                           (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor was the sole beneficial owner of each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                           (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee; and

                           (iv) The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

                  Section 3.01. The Master Servicer. (a) The Master Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Master Servicer shall at all times remain responsible to the Trustee, the Certificateholders and the Credit Enhancer for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Master Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall, upon the written request of a Servicing Officer, furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. The Master Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

                           (x) such Mortgage succeeded to a first lien position
                  after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

                           (y) the Mortgage relating to such Mortgage Loan was
                  in a second lien position as of the Cut-off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of origination of such Mortgage Loan;

provided, further, that such senior lien does not secure a note that provides for negative amortization. Notwithstanding the foregoing, the Master Servicer can consent to the placing of liens senior to that of a Mortgage on the related Mortgaged Property which have a principal balance in excess of the principal balance of the senior lien it replaces on Mortgage Loans having in the aggregate Asset Balances not in excess of ___% of the Cut-off Date Pool Balance; provided, however, that, with respect to Mortgage Loans which as of the Cut-off Date had combined Loan-to-Value Ratios in excess of ___%, the aggregate Asset Balance of such Mortgage Loans with respect to which the senior lien may be so modified shall not exceed _____% of the Cut-off Date Pool Balance (such ___% and _____% herein referred to as the "Increased Senior Lien Limitation"). Any such increase to the principal balance of the senior lien shall not exceed the greater of $_______ and _____% of the principal balance of the senior lien prior to such increase.

                  The Master Servicer may also, without prior approval from the Rating Agencies or the Credit Enhancer, increase the Credit Limits on Mortgage Loans provided that (i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios or the Mortgage Loans as of the Cut-off Date and (ii) such increases are consistent with the Master Servicer's underwriting policies. In addition, the Master Servicer may increase the Credit Limits on Mortgage Loans having aggregate balances of up to ____% of the aggregate Cut-off Date Pool Balance, without obtaining new appraisals provided that (i) the increase in the Credit Limit does not cause the Combined Loan-to-Value Ratios of the Mortgage Loans to exceed _____% and (ii) the increase is consistent with the Master Servicer's underwriting policies.

                  Furthermore, the Master Servicer may, without prior approval from the Rating Agencies and the Credit Enhancer solicit Mortgagors for a reduction in Loan Rates; provided that the Master Servicer can only reduce such Loan Rates on up to ____% of the Mortgage Loans by Cut-off Date Pool


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



Balance. Any such solicitations shall not result in a reduction in the weighted average Gross Margin of the Mortgage Loans in the pool by more than ____ basis points taking into account any such prior reductions.

                  In addition, the Master Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor provided that such changes (i) do not materially and adversely affect the interests of Certificateholders or the Credit Enhancer and (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee and the Credit Enhancer.

                  In addition to the foregoing, the Master Servicer may solicit Mortgagors to change any other terms of the related Mortgage Loans, provided that such changes (i) do not materially and adversely affect the interest of Certificateholders or the Credit Enhancer and (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee and the Credit Enhancer. Nothing herein shall limit the right of the Master Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

                  The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  (b) In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated Master Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

                  Section 3.02. Collection of Certain Mortgage Loan Payments.
(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Certificateholders pursuant to Section 5.03.

                  (b) The Master Servicer shall establish and maintain a trust account (the "Collection Account") titled "___________________________, as Trustee, in trust for the registered holders of Home Equity Loan Asset Backed Certificates, Series 199__-__ and _____________________." The Collection Account shall be an Eligible Account. The Master Servicer shall on the Closing Date deposit any amounts representing payments on, and any collections in respect of, the Mortgage Loans received after the Cut-off Date and prior to the Closing Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _________), and thereafter the Master Servicer shall deposit within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication):


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




                           (i) all collections on and in respect of the Mortgage Loans;

                           (ii) the amounts, if any, deposited to the Collection Account pursuant to Section 4.05;

                           (iii) Net Liquidation Proceeds net of any related Foreclosure Profit;

                           (iv) Insurance Proceeds (including, for this purpose, any amount required to be credited by the Master Servicer pursuant to the last sentence of Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Master Servicer); and

                           (v) any amounts required to be deposited therein pursuant to Section 10.01;

provided, however, that with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess pay off amounts and similar items. The Master Servicer shall remit all Foreclosure Profits to the Seller.

                  The Trustee shall hold amounts deposited in the Collection Account as trustee for the Certificateholders and for the Credit Enhancer. In addition, the Master Servicer shall notify the Trustee and the Credit Enhancer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Distribution Date. Following such notification, the Master Servicer shall be entitled to withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the investment of such payments and collections.

                  All income and gain realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Master Servicer and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

                  Section 3.03. Withdrawals from the Collection Account. From time to time, withdrawals may be made from the Collection Account by the Master Servicer for the following purposes:

                  (i) To the Master Servicer as payment for its Servicing Fee pursuant to Section 3.08;

                  (ii) To pay to the Master Servicer amounts on deposit in the Collection Account that are not to be included in the distributions and payments pursuant to Section 5.01 to the extent provided by the second to the last and the last paragraph of Section 3.02(b);

                  (iii) To make or to permit the Paying Agent to make distributions and payments pursuant to Section 5.01; and

                  (iv) Prior to the Collection Period preceding the Rapid Amortization Commencement Date, to pay to the Seller, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Seller in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period minus the amount determined pursuant to clause (x) of the definition of "Alternative Principal Payment".

                  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment it may at any time withdraw such amount from the Collection Account, and any such amounts shall not be included in the amounts to be deposited in the Collection Account pursuant to Section 3.02(b), any provision herein to the contrary notwithstanding.

                  Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Master Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Master Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of such deductible clause.

                  Section 3.05. Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Master Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the

Master Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Credit Line Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Master Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this
Section 3.05 and by forwarding to the applicable Custodian, as agent for the Trustee, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Credit Line Agreement may be made by the Master Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Credit Line Agreement pursuant to the fourth paragraph of Section 3.01(a). Any fee collected by the Master Servicer for entering into any such agreement will be retained by the Master Servicer as additional servicing compensation.

                  Section 3.06. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans. The Master Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Master Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided that if the Master Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of Certificateholders.

                  The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust any Mortgage Loan which is 91 days or more delinquent at a price equal to the purchase price described below. The price for any Mortgage Loan purchased hereunder (which shall be calculated in the same manner set forth in Section 2.02) shall be deposited in the Collection Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit ___ hereto, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the Master Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer shall thereupon own such Mortgage

Loan, and all security and documents, free of any further obligation to the Trustee, the Credit Enhancer or the Certificateholders with respect thereto.

                  Section 3.07. Trustee to Cooperate. On or before each Distribution Date, the Master Servicer will notify the Trustee of the payment in full of the Asset Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Asset Balance of any Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release substantially in the form attached hereto as Exhibit ___ signed by a Servicing Officer, release the related Mortgage File to the Master Servicer and the Trustee shall execute such documents, in the forms provided by the Master Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or such Custodian to the Master Servicer.

                  In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Master Servicer, execute an appropriate assignment in the form provided to the Trustee by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Master Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Master Servicer shall promptly reassign such Mortgage Loan to the Trustee and return the related Mortgage File to the place where it was being maintained.

                  Section 3.08. Servicing Compensation; Payment of Certain Expenses by Master Servicer. The Master Servicer shall be entitled to receive the Servicing Fee pursuant to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Master Servicer solely from related Liquidation Proceeds.


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




                  Section 3.09. Annual Statement as to Compliance. (a) The Master Servicer will deliver to the Trustee, the Credit Enhancer and the Rating Agencies, on or before _______ of each year, beginning _____________, 19___, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Master Servicer shall deliver to the Trustee, the Credit Enhancer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

                  Section 3.10. Annual Servicing Report. On or before _________ of each year, beginning ____________, 19___, the Master Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Trustee, the Credit Enhancer and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under pooling and servicing agreements (substantially similar to this Agreement, including this Agreement) that such examination, was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements) and that such examination has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

                  Section 3.11. Annual Opinion of Counsel. On or before _________ of each year, beginning _____________, 19___, each of the Transferor and the Depositor, at its expense, shall deliver to the Trustee and the Credit Enhancer the applicable Opinion of Counsel specified in Exhibit E hereto.

                  Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans. (a) The Master Servicer shall provide to the Trustee, the Credit Enhancer, any Investor Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

                  (b) The Master Servicer shall supply information in such form as the Trustee shall reasonably request to the Trustee and the Paying Agent, on or before the start of the Determination Date preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the


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



Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders and to make any claim under the Policy.

                  Section 3.13. Maintenance of Certain Servicing Insurance Policies. The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and
(ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond together shall comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such Association.

                  Section 3.14. Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Master Servicer, the Depositor and the Transferor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

                  Section 3.15. Tax Returns. In accordance with Section 2.08 hereof, the Trustee shall prepare and file any Federal, State or local income and franchise tax return for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust. The Transferor shall treat the Mortgage Loans as its property for all Federal, State or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Master Servicer) as its income for income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file Federal, State or local tax returns, the Trustee shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Trustee shall promptly sign such returns and deliver such returns after signature to the Master Servicer and such returns shall be filed by the Master Servicer. The Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders. In no event shall the Trustee or the Master Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders, the Transferor Certificateholders or the Certificate Owners arising under any tax law, including without limitation Federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

                  Section 3.16. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Master Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Master Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 1997, the Master Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.



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



                                   ARTICLE IV

                              SERVICING CERTIFICATE

                  Section 4.01. Servicing Certificate. Not later than each Determination Date, the Master Servicer shall deliver (a) to the Trustee, the Statement to Certificateholders required to be prepared pursuant to Section 5.03 and (b) to the Trustee, the Seller, the Depositor, the Paying Agent, the Credit Enhancer and each Rating Agency a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Master Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

                           (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;

                           (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;

                           (iii) the Investor Floating Allocation Percentage and the Investor Fixed Allocation Percentage for such Collection Period;

                           (iv) the Investor Interest Collections and Investor Principal Collections for such Collection Period;

                           (v) the Transferor Interest Collections and
         Transferor Principal Collections for such Collection Period;

                           (vi) Investor Certificate Interest and the Investor Certificate Rate for the related Interest Period;

                           (vii) the amount, if any, of such Investor
         Certificate Interest that is not payable on account of insufficient Investor Interest Collections;

                           (viii) the portion of the Unpaid Investor Certificate Interest Shortfall, if any, the amount of interest on such shortfall at the Certificate Rate applicable from time to time (separately stated) to be distributed on such Distribution Date;

                           (ix) the Unpaid Investor Certificate Interest Shortfall, if any, to remain after the distribution on such Distribution Date;

                           (x) the Accelerated Principal Distribution Amount and the portion thereof that will be distributed pursuant to Section 5.01(a)(vii);

                           (xi) the Scheduled Principal Collections Distribution Amount, separately stating the components thereof;

                           (xii) the amount of any Transfer Deposit Amount paid by the Seller or the Depositor pursuant to Section 2.02 or 2.04;


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




                           (xiii) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

                           (xiv) the Investor Loss Amount for such Collection Period;

                           (xv) the aggregate amount, if any, of Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to 5.01(a)(v);

                           (xvi) the aggregate Asset Balance of the Mortgage Loans as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

                           (xvii) the Pool Balance as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

                           (xviii) the Invested Amount as of the end of the preceding Collection Period;

                           (xix) the Investor Certificate Principal Balance and Pool Factor after giving effect to the distribution on such Distribution Date and to any reduction on account of the Investor Loss Amount;

                           (xx) the Transferor Principal Balance after giving effect to the distribution on such Distribution Date;

                           (xxi) the aggregate amount of Additional Balances created during the previous Collection Period;

                           (xxii) the number and aggregate Asset Balances of Mortgage Loans (x) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively and (y) that have become REO, in each case as of the end of the preceding Collection Period;

                           (xxiii) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying each such Rapid Amortization Event if one has occurred; and

                           (xxiv) whether an Event of Servicing Termination has occurred since the prior Determination Date, specifying each such Event of Servicing Termination if one has occurred;

                           (xxv) the amount to be distributed to the Credit Enhancer pursuant to Section 5.01(a)(vi) and Section 5.01(a)(viii)(y), stated separately;

                           (xxvi) the amount to be distributed to the Spread Account pursuant to Section 5.01(a)(viii)(x);

                           (xxvii) the Guaranteed Principal Distribution Amount for such Distribution Date;

                           (xxviii) the Credit Enhancement Draw Amount, if any, for such Distribution Date;



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



                           (xxix) the amount to be distributed to the Transferor pursuant to Section 5.01(a)(x);

                           (xxx) the amount to be paid to the Master Servicer pursuant to Section 5.01(a)(ix);

                           (xxxi) the Maximum Rate for the related Collection Period and the Weighted Average Net Loan Rate;

                           (xxxii) the total amount of funds on deposit in the Spread Account and the applicable Spread Account Maximum;

                           (xxxiii) the expected amount of any optional advances pursuant to Section 4.05 hereof by the Master Servicer included in the distribution on such Distribution Date and the aggregate expected amount of optional advances pursuant to Section 4.05 hereof by the Master Servicer outstanding as of the close of business on such Distribution Date;

                           (xxxiv) the Overcollateralization Amount after giving effect to the distribution to be made on such Distribution; and

                           (xxxv) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to Section 2.06.

The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 5.01, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Master Servicer, the Trustee and the Credit Enhancer. The Master Servicer shall give notice of any such change to the Rating Agencies.

                  Section 4.02. Claims upon the Policy; Policy Payments Account.

                  (a) If, by the close of business on the third Business Day prior to a Distribution Date, the sum of the funds then on deposit in the Collection Account for the related Collection Period which are payable to the Investor Certificateholders pursuant to Sections 5.01(a), (b) and (g) (after giving effect to the distribution of the Trustee Fee and the Premium), the amounts on deposit in the Spread Account and the amount, if any, deposited into the Collection Account pursuant to Section 4.05 are insufficient to pay the Guaranteed Distribution on such Distribution Date, then the Trustee shall give notice to the Credit Enhancer by telephone or telecopy of the amount equal to the Credit Enhancement Draw Amount. Such notice of such sum shall be confirmed in writing in the form set forth as Exhibit ___ to the Endorsement of the Policy, to the Credit Enhancer and the Fiscal Agent, if any, at or before 10:00 a.m., New York City time, on the second Business Day prior to such Distribution Date. Following receipt by the Credit Enhancer of such notice in such form, the Credit Enhancer or the Fiscal Agent will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon, New York City time, on the Business Day following such receipt and (ii) 12:00 noon, New York City time, on the Distribution Date to which such deficiency relates, as provided in the Endorsement to the Policy.

                  (b) The Trustee shall establish a separate special purpose trust account, which account shall be an Eligible Account, for the benefit of Holders of the Investor Certificates and the Credit Enhancer referred to herein as the "Policy Payments Account" over which the Trustee shall have


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



exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of the Investor Certificates of the Guaranteed Distribution for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Policy shall be transferred to the Collection Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Investor Certificates in accordance with Section 5.01. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Investor Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Investor Certificates pursuant to Section 5.03. Funds held in the Policy Payments Account shall not be invested.

                  On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of any claim under the Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Collection Account and applied by the Trustee, together with the other funds to be withdrawn from the Collection Account pursuant to Section 5.01 directly to the payment in full of the Guaranteed Distribution due on the Investor Certificates. Any funds received by the Trustee shall be used solely for payment to the Holders of Investor Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Credit Enhancer, pursuant to the instructions of the Credit Enhancer, by the end of such Business Day.

                  (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Investor Certificate from moneys received under the Policy. The Credit Enhancer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

                  (d) The Trustee shall promptly notify the Credit Enhancer and Fiscal Agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Investor Certificates. Each Investor Certificateholder, by its purchase of Investor Certificates, the Master Servicer and the Trustee hereby agree that, the Credit Enhancer (so long as no Credit Enhancer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Credit Enhancer shall be subrogated to the rights of the Master Servicer, the Trustee and each Investor Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  Section 4.03. Spread Account. (a) The Trustee shall establish and maintain a separate trust account (the "Spread Account") titled "________________________, as Trustee, in trust for the registered holders of Revolving Home Equity Loan Asset Backed Certificates, Series 199__-__ and

_____________________." The Spread Account shall be an Eligible Account. Amounts on deposit in the Spread Account will, at the direction of the Transferor, be invested in either Eligible Investments maturing no later than the day before the next Distribution Date or in the commercial paper (maturing no later than the day before the next Distribution Date) of [__________________________________], or any of its Affiliates, provided that such commercial paper's short-term rating is no lower than "___" and ____ and the long-term unsecured debt of [____________________________] is rated at least "____" by _______________, or such lower rating as is agreed to by the Rating Agencies as evidenced by a letter from each such Rating Agency.

                  All income and gain realized from any investment of funds in the Spread Account shall be for the benefit of the Transferor and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Spread Account by the Transferor out of its own funds immediately as realized.

                  (b) On each Determination Date the Trustee shall determine (i) the extent to which Investor Interest Collections and the amounts, if any, deposited into the Collection Account pursuant to Section 4.05 applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clauses (iii) and (iv) of Section 5.01(a) and (ii) the Guaranteed Principal Distribution Amount for the related Distribution Date. On each Distribution Date the Trustee shall withdraw from the Spread Account and deposit into the Collection Account the lesser of the amount on deposit in the Spread Account and an amount equal to the sum of the amounts, if any, determined in clauses (i) and (ii) of the preceding sentence.

                  (c) Following the termination of the Trust pursuant to Section
10.01 or 11.02 hereof, the Trustee shall withdraw all amounts then on deposit in the Spread Account and distribute such amounts first to any amounts due and owing to the Credit Enhancer and then to the Transferor. If on any Distribution Date the amount on deposit in the Spread Account exceeds the Spread Account Maximum, the Trustee shall withdraw such excess and distribute it to the Transferor.

                  Section 4.04. Effect of Payments by the Credit Enhancer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Investor Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Investor Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Investor Certificates within the meaning of Section 5.01. The Depositor, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of an Investor Certificate agrees, that without the need for any further action on the part of the Credit Enhancer, the Depositor, the Master Servicer, the Trustee or the Certificate Registrar (a) to the extent the Credit Enhancer makes payments, directly or indirectly, on account of principal of or interest on any Investor Certificates to the Holders of such Certificates, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (b) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

                  The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                  Section 4.05. Optional Advances of the Master Servicer. The Master Servicer, in its sole discretion, may advance the interest component of any delinquent Minimum Monthly Payment (or any portion thereof) by depositing such amount into the Collection Account on or prior to the Determination Date.

                                    ARTICLE V

                           PAYMENTS AND STATEMENTS TO
                CERTIFICATEHOLDERS; RIGHTS OF CERTIFICATEHOLDERS

                  Section 5.01.  Distributions.

                  (a) Distributions of Investor Interest Collections and Investment Proceeds. Subject to Section 11.02(b), on each Distribution Date, the Trustee or the Paying Agent, as the case may be, shall distribute out of the Collection Account to the extent of Investor Interest Collections collected during the related Collection Period and the amounts transferred from the Spread Account as determined pursuant to Section 4.03(b) and the amount, if any, deposited into the Collection Account pursuant to Section 4.05, the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

                           (i) the Trustee Fee for such Distribution Date to the Trustee;

                           (ii) the premium pursuant to the Insurance Agreement to the Credit Enhancer;

                           (iii) the Investor Certificate Interest for such Distribution Date to the Investor Certificateholders and the Unpaid Investor Certificate Interest Shortfall, if any, for such Distribution Date to the Investor Certificateholders plus, to the extent legally permissible, interest thereon at the Investor Certificate Rate;

                           (iv) the Investor Loss Amount for such Collection Period to the Investor Certificateholders as principal in reduction of the Investor Certificate Principal Balance;

                           (v) to Investor Certificateholders as principal in reduction of the Investor Certificate Principal Balance the aggregate amount of the Investor Loss Reduction Amounts, if any, for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to this clause (v);

                           (vi) to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts together with interest thereon at the applicable rate set forth in the Insurance Agreement;

                           (vii) the Accelerated Principal Distribution Amount, if any, to the Investor Certificateholders;

                           (viii) (x) to the Trustee to deposit to the Spread Account up to the Spread Account Maximum and (y) to the Credit Enhancer for any amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

                           (ix) any amount required to be paid to the Master Servicer pursuant to Section 7.03 which has not been previously paid to the Master Servicer; and

                           (x) any remaining amount to the Transferor.

                  (b) Distribution of Principal Collections. Subject to Section 11.02(b) and except on the Distribution Date in __________ 20___, on each Distribution Date, the Trustee shall distribute out of the Collection Account to the Investor Certificateholders the Principal Collections (including amounts transferred thereto from the Spread Account pursuant to Section 4.03(b) in respect of the amount determined pursuant to Section 4.03(b)(ii) up to the Scheduled Principal Collections Distribution Amount but not in excess of the Investor Certificate Principal Balance. On the Distribution Date in ____________ 20___, the Trustee shall distribute to Investor Certificateholders Principal Collections up to the Investor Certificate Principal Balance.

                  (c)      Reserved.

                  (d) Distribution of the Credit Enhancement Draw Amount: With respect to any Distribution Date, to the extent that Investor Interest Collections and amounts transferred from the Spread Account on the related Distribution Date in respect of the amount determined pursuant to Section 4.03(b)(i) and any amounts, if any, deposited to the Collection Account pursuant to Section 4.05 applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clause (iii) of Section 5.01(a) above, the Trustee will make such payments (the "Deficiency Amount") from the amount drawn under the Policy for such Distribution Date pursuant to
Section 4.02. For any Distribution Date as to which there is a Guaranteed Principal Distribution Amount, the Trustee shall distribute the Guaranteed Principal Distribution Amount to Certificateholders from the amount drawn under the Policy for such Distribution Date pursuant to Section 4.02.

                  The aggregate amount of principal distributed to the Investor Certificateholders under this Agreement shall not exceed the Original Investor Certificate Principal Balance.

                  (e) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Investor Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Investor Certificateholder at the address appearing in the Certificate Register, or upon written request by an Investor Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Investor Certificates having principal denominations aggregating at least $______________), or by such other means of payment as such Investor Certificateholder and the Trustee shall agree. Distributions among Investor Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Investor Certificates held by such Investor Certificateholders.

                  (f) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Investor Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Credit Enhancer or the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

                  (g) Distributions to Holders of Transferor Certificates. On each Distribution Date, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, distribute to the Transferor (i) the Transferor Interest Collections for the related Collection Period and (ii) the portion, if any, of Transferor Principal Collections for the related Collection Period in excess of Additional Balances created during such Collection Period; provided that collections allocable to the Transferor Certificates will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Principal Balance as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Principal Balance exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Investor Certificateholders as a reduction of the Investor Certificate Principal Balance.

                  Section 5.02. Calculation of the Investor Certificate Rate. On the [second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine LIBOR] for the Interest Period commencing on such Distribution Date and inform the Master Servicer (at the facsimile number given to the Trustee in writing) of such rates. On each Determination Date, the Trustee shall determine the applicable Investor Certificate Rate for the related Distribution Date.

                  Section 5.03. Statements to Certificateholders. Concurrently with each distribution to Investor Certificateholders, the Trustee shall forward to each Investor Certificateholder, the Master Servicer and each Rating Agency a statement prepared by the Master Servicer pursuant to Section 4.01 with respect to such distribution setting forth:

                           (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

                           (ii) the Investor Certificate Distribution Amount;

                           (iii) the amount of Investor Certificate Interest in such distribution and the related Investor Certificate Rate;

                           (iv) the amount, if any, of any Unpaid Investor Certificate Interest Shortfall in such distribution;

                           (v) the amount, if any, of the remaining Unpaid Investor Certificate Interest Shortfall after giving effect to such distribution;

                           (vi) the amount, if any, of principal in such distribution, separately stating the components thereof;

                           (vii) the amount, if any, of the reimbursement of previous Investor Loss Reduction Amounts in such distribution;



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



                           (viii) the amount, if any, of the aggregate of unreimbursed Investor Loss Reduction Amounts after giving effect to such distribution;

                           (ix) the Servicing Fee for such Distribution Date;

                           (x) the Invested Amount, the Investor Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

                           (xi) the Pool Balance as of the end of the preceding Collection Period and the aggregate of the Asset Balances of the Mortgage Loans at the close of business on the last day of the related Collection Period;

                           (xii) the Credit Enhancement Draw Amount, if any;

                           (xiii) the number and aggregate Asset Balances of Mortgage Loans as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

                           (xiv) the book value (within the meaning of 12 C.F.R. ss. 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                           (xv) the amount of any optional advances pursuant to
         Section 4.05 hereof by the Master Services included in the distribution on such Distribution Date and the aggregate amount of optional advances pursuant to Section 4.05 hereof by the Master Services outstanding as of the close of business on such Distribution Date;

                           (xvi) the Investor Certificate Rate applicable to the distribution on the following Distribution Date;

                           (xvii) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to (a) Section
         2.04 and (b) Section 2.06.

                  In the case of information furnished pursuant to clauses (ii) and (iii) in respect of Investor Certificate Interest, (iv) and (viii) above, the amounts shall be expressed as a dollar amount per Investor Certificate with a $1,000 denomination.

                  Within 60 days after the end of each calendar year, the Master Servicer shall prepare or cause to be prepared and shall forward to the Trustee the information set forth in clauses (iii) and (vi) above aggregated for such calendar year. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or a Paying Agent pursuant to any requirements of the Code.

                  The Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Investor Certificates as indebtedness of the Transferor, or as may be otherwise required by Section 3.15) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Certificateholders in respect of distributions by the Trustee (or the Paying Agent) on the Investor Certificates and shall file and distribute such forms as required by law.

                  Section 5.04. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, including the benefits of the Collection Account and the right to receive Investor Interest Collections, Principal Collections and other amounts at the times and in the amounts specified in this Agreement; the Transferor Certificates shall represent the remaining interest in the Trust.

                                   ARTICLE VI

                                THE CERTIFICATES

                  Section 6.01. The Certificates. The Investor Certificates and Transferor Certificates shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust. The Investor Certificates shall be initially evidenced by one or more certificates representing the entire Original Investor Certificate Principal Balance and shall be held in minimum dollar denominations of $1,000 and integral dollar multiples in excess thereof, except that one Investor Certificate may be in a different denomination of less than $1,000 so that the sum of the denominations of all outstanding Investor Certificates shall equal the Original Investor Certificate Principal Balance. The sum of the denominations of all outstanding Investor Certificates shall equal the Original Investor Certificate Principal Balance. The Transferor Certificates shall be issuable as one or more certificates representing the entire interest in the assets of the Trust other than that represented by the Investor Certificates and shall initially be issued to the Seller.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Transferor Certificates or did not hold such offices at the date of such Transferor Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Investor Certificates shall be Book-Entry Certificates. The Transferor Certificates shall not be Book-Entry Certificates.

                  Section 6.02. Registration of Transfer and Exchange of Investor Certificates; Appointment of Registrar. (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Investor Certificates and of transfers and exchanges of Investor Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Investor Certificates and transfers and exchanges of Investor Certificates as herein provided.

                  Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates of the same aggregate Percentage Interest.

                  At the option of the Investor Certificateholders, Investor Certificates may be exchanged for other Investor Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (b) Except as provided in paragraph (c) below, the BookEntry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Investor Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Investor Certificates; (iii) ownership and transfers of registration of the Investor Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Investor Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

                  (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Servicing Termination, the Depository, at the direction of Certificate Owners representing Percentage Interests aggregating not less than 51% advises the Trustee in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered Investor Certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Investor Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed


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



to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Certificate Registrar, the Master Servicer and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Investor Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

                  Section 6.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  Section 6.05. Restrictions on Transfer of Transferor Certificates. (a) The Transferor Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed (collectively, for purposes of this Section 6.05 and any other Section referring to the Transferor Certificates, "transferred" or a "transfer") only in accordance with this Section 6.05.

                  (b) No transfer of a Transferor Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except for the initial issuance of the Transferor Certificate to the Transferor, the Trustee shall require (i) the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee certifying to the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or (ii) if the investment letter is not delivered, a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act or is being made pursuant to said Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. The Holder of a Transferor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Transferor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) The Transferor Certificates and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires a Transferor Certificate shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia thereof, (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Transferor hereunder and (C) as part of its acquisition of a Transferor Certificate, acquire all rights of the Transferor or any transferee under this Section 6.05(c) to amounts payable to such Transferor or such transferee under Sections 5.01(a)(x) and 5.01(g); (ii) the Holder of the Transferor Certificates shall deliver to the Trustee an Officer's Certificate stating that such transfer and such supplemental agreement comply with this
Section 6.05(c) and that all conditions precedent provided by this subsection 6.05(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this subsection 6.05(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; (iii) the Holder of the Transferor Certificates shall deliver to the Trustee a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to such transfer, will not be reduced or withdrawn without regard to the Policy;
(iv) the transferee of the Transferor Certificates shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Investor Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and (d) such transfer will not result in the arrangement created by this Agreement or any "portion" of the Trust, being treated as a taxable mortgage pool as defined in Section 7701(i) of the Code; (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made and (vi) the transferee shall have assumed the obligations of the Transferor pursuant to Section 7.07 hereof. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of this Section 6.05(c) shall not apply in the event the Trustee shall have received a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A), shall not be reduced or withdrawn. Notwithstanding the foregoing, the requirements set forth in this paragraph (c) shall not apply to the initial issuance of the Transferor Certificates to the Transferor.

                  (d) Except for the initial issuance of the Transferor Certificate to the Transferor, no transfer of a Transferor Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a Person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, or (iii) in the case of any Transferor Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and
Section 4975 of the Code (or comparable
provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor.

                  Section 6.06. Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section
3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

                  (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                  Section 6.07. Acceptance of Obligations. The Transferor, by its acceptance of the Transferor Certificates, agrees to be bound by and to perform all the duties of the Transferor set forth in this Agreement.

                                   ARTICLE VII

                      THE MASTER SERVICER AND THE DEPOSITOR

                  Section 7.01. Liability of the Master Servicer and the Depositor. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

                  Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Depositor. Any corporation into which the Master Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 7.03. Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Master Servicer or by reason of reckless disregard of obligations and duties of the Master Servicer hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall only be entitled to be reimbursed therefor pursuant to Section 5.01(a)(ix). The Master Servicer's right to indemnity or reimbursement pursuant to this Section
7.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

                  Section 7.04. Master Servicer Not to Resign. Subject to the provisions of Section 7.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Investor Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Trustee; provided, however, that no such resignation by the Master Servicer shall become effective until the Trustee or successor servicer designated by the Master Servicer as provided above shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Credit Enhancer. The Master Servicer shall have no claim (whether by


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



subrogation or otherwise) or other action against any Certificateholder or the Credit Enhancer for any amounts paid by the Master Servicer pursuant to any provision of this Agreement.

                  Section 7.05. Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04.

                  Section 7.06. Indemnification of the Trust by the Master Servicer. The Master Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Master Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section
7.06 shall survive termination of this Agreement.

                  Section 7.07. Indemnification of the Trust by the Transferor. Notwithstanding anything to the contrary contained herein, the Transferor (i) agrees to be liable directly to the injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those attributable to an Investor Certificateholder in the capacity as an investor in the Investor Certificates as a result of defaults on the Mortgage Loans) to the extent that the Transferor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Transferor was a general partner and (ii) shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to an Investor Certificateholder in the capacity as an investor in the Investor Certificates as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Master Servicer including, but not limited to, amounts payable to the Master Servicer pursuant to Section 7.03, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Transferor shall not indemnify the Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Trustee's willful malfeasance, bad faith or gross negligence or by reason of the Trustee's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                  Section 7.08. Limitation on Liability of the Transferor. None of the directors or officers or employees or agents of the Transferor shall be under any liability to the Trust, the Trustee or the Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Certificates; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties hereunder. Except as provided in
Section 7.07, the Transferor shall not be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                  ARTICLE VIII

                              SERVICING TERMINATION

                  Section 8.01. Events of Servicing Termination. If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

                           (i) Any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Credit Enhancer or Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or

                           (ii) Failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or

                           (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                           (iv) The consent by the Master Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Master Servicer, with respect to an Event of Servicing Termination specified in (i) - (iv), above, either the Trustee, the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Master Servicer


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



(and to the Trustee if given by the Credit Enhancer or the Holders of Investor Certificates) may terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Credit Enhancer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Master Servicer in the Collection Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

                  Notwithstanding the foregoing, a delay in or failure of performance under Section 8.01(i) for a period of ten Business Days or under
Section 8.01(ii) for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Trustee, the Transferor, the Credit Enhancer and the Investor Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Trustee in writing of any Events of Servicing Termination.

                  Section 8.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 or 7.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. Notwithstanding the above, if the Trustee becomes the Master Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Master Servicer, and (iii) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Section 7.04(b). Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii))


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



appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $______________ as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that any such successor Master Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies without regard to the Policy. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  (b) Any successor, including the Trustee, to the Master Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Credit Enhancer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.12. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of their representations or warranties contained herein.

                  Section 8.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII or Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Credit Enhancer and each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

                  Section 9.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination has occurred (which has not been cured or waived) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee is acting as Master Servicer it shall use the same degree of care and skill as is required of the Master Servicer under this Agreement.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be


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



furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) prior to the occurrence of an Event of Servicing Termination of which a Responsible Officer of the Trustee has knowledge, and after the curing or waiver of all such Events of Servicing Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                           (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                           (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Credit Enhancer or in accordance with the direction of the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                           (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 8.01 or of the occurrence of a Rapid Amortization Event unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement and in no event shall it be required to perform or accept responsibility for the obligations of the Depositor, the Seller or the Transferor.

                  Section 9.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

                           (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                           (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Credit Enhancer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Credit Enhancer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (which has not been cured or waived) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, unless it is acting as Master Servicer;

                           (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) prior to the occurrence of an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;



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



                           (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 8.02; and

                           (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through an Affiliate, agents or attorneys or a custodian.

                  Section 9.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the compliance by the Depositor, the Seller or the Master Servicer with any warranty or representation made under the Purchase Agreement, this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), any subservicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), or any subservicer taken in the name of the Trustee; the failure of the Master Servicer or any subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement.

                  Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Master Servicer, the Credit Enhancer or the Depositor.


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




                  Section 9.05. Master Servicer to Pay Trustee's Fees and Expenses; Master Servicer to Indemnify. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. The Master Servicer covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

                  Section 9.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $____________, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

                  Section 9.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor, the Depositor, the Master Servicer, the Credit Enhancer and each Rating Agency. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee (who shall deliver a copy to the Master Servicer) and one copy to the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Transferor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Transferor or the Credit Enhancer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located (which tax cannot be vacated by the appointment of a co-Trustee or separate trustee pursuant to
Section 9.10), then the Transferor or the Credit Enhancer


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



may remove the Trustee. If the Transferor or the Credit Enhancer removes the Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Credit Enhancer, which approval shall not be unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  The Holders of Investor Certificates evidencing Percentage Interests aggregating over ____% of all Investor Certificates may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Transferor and the Trustee; the Transferor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

                  Section 9.08. Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Transferor, the Depositor, the Master Servicer, the Credit Enhancer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Transferor, the Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                  No successor Trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

                  Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

                  Section 9.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Transferor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Credit Enhancer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the


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



Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Transferor and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                           (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                           (iii) the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Servicing Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Transferor and the Master Servicer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.


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                  Section 9.11. Limitation of Liability. The Certificates are
executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

                  Section 9.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

                  Section 9.13. Suits for Enforcement. In case an Event of Servicing Termination or other default by the Master Servicer, the Transferor or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Investor Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

                                    ARTICLE X

                                   TERMINATION

                  Section 10.01. Termination. (a) The respective obligations and responsibilities of the Master Servicer, the Depositor, the Transferor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article X following the later of
(A) payment in full of all amounts owing to the Credit Enhancer and (B) the earliest of (i) the transfer, under the conditions specified in Section 10.01(b), to the Transferor of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the sum of (w) the Investor Certificate Principal Balance, (x) accrued and unpaid Investor Certificate Interest through the day preceding the final Distribution Date, and (y) interest accrued on any Unpaid Investor Certificate Interest Shortfall, to the extent legally permissible, (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Investor Certificate Principal Balance to zero, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including without limitation the disposition of the Mortgage Loans pursuant to Section 10.02) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan (iv) the Distribution Date in ____________ 20___; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (i) or (ii) of this Section 10.01, the Trustee shall execute such documents and instruments of transfer presented by the Transferor, in each case without


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



recourse, representation or warranty, and take such other actions as the Transferor may reasonably request to effect the transfer of the Mortgage Loans to the Transferor.

                  (b) The Transferor shall have the right to exercise the option to effect the transfer to the Transferor of each Mortgage Loan pursuant to
Section 10.01(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Investor Certificate Principal Balance is less than _____ percent (____%) of the Original Investor Certificate Principal Balance and all amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy, together with interest thereon as provided under the Insurance Agreement, have been paid.

                  (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Investor Certificateholders may surrender their Investor Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Transferor, if the Transferor is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Credit Enhancer and to the Master Servicer by letter to Investor Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Investor Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Transferor to the Trustee as described in the preceding sentence, the Transferor shall deposit in the Collection Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the Investor Certificateholders, will be equal to the retransfer amount for the Mortgage Loans computed as above provided.

                  (d) Upon presentation and surrender of the Investor Certificates, the Trustee shall cause to be distributed to the Holders of Investor Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Investor Certificates and to the extent that funds are available for such purpose, an amount equal to
(i) if such final distribution is not being made pursuant to the transfer to the Transferor pursuant to Section 10.01(a)(i), the amount required to be distributed to Investor Certificateholders pursuant to Section 5.01 for such Distribution Date and (ii) if such final distribution is being made pursuant to such retransfer, the amount specified in Section 10.01(a)(i). The distribution on such final Distribution Date pursuant to a retransfer pursuant to Section 10.01(a)(i) shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates. On the final Distribution Date prior to having made the distributions called for above, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, withdraw from the Collection Account and remit to the Credit Enhancer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the amounts described in clauses (d)(i) and (ii) above and (y) the unpaid amounts due and owing to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy, together with interest thereon as provided under the Insurance Agreement.

                  (e) In the event that all of the Investor Certificateholders shall not surrender their Investor Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Collection Account not distributed in final distribution


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



to Investor Certificateholders to be withdrawn therefrom and credited to the remaining Investor Certificateholders by depositing such funds in a separate escrow account for the benefit of such Investor Certificateholders and the Transferor (if the Transferor has exercised its right to transfer the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

                                   ARTICLE XI

                            RAPID AMORTIZATION EVENTS

                  Section 11.01. Rapid Amortization Events. If any one of the following events shall occur during the Managed Amortization Period:

                  (a) failure on the part of the Seller (i) to make any payment or deposit required by the terms of this Agreement, on or before the date occurring three Business Days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Purchase Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders or the Credit Enhancer and which, in the case of clause (ii), continues unremedied and continues to affect materially and adversely the interests of the Certificateholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%;

                  (b) any representation or warranty made by the Seller in the Purchase Agreement or the Depositor in this Agreement shall prove to have been incorrect in any material respect when made, as a result of which the interests of the Investor Certificateholders or the Credit Enhancer are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Certificateholders or the Credit Enhancer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller or the Depositor, as the case may be, by the Trustee, or to the Seller, the Depositor and the Trustee by either the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that a Rapid Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Transferor has accepted retransfer of the related Mortgage Loan or Mortgage Loans during such period (or such longer period (not to exceed an additional 60 days) as the Trustee may specify) in accordance with the provisions hereof;

                  (c) the Transferor or the Depositor shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or the Depositor, or of or relating to all or substantially all of such Person's


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



         property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Transferor or the Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (d) the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

then, in the case of any event described in subparagraph (a) or (b) after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee, the Credit Enhancer or the Holders of Investor Certificates evidencing Percentage Interests aggregating more than 51%, by notice given in writing to the Transferor, the Depositor and the Master Servicer (and to the Trustee if given by either the Credit Enhancer or the Investor Certificateholders) may declare that an early amortization event (a "Rapid Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraph (c) or (d), a Rapid Amortization Event shall occur without any notice or other action on the part of the Trustee, the Credit Enhancer or the Investor Certificateholders, immediately upon the occurrence of such event.

                  Section 11.02. Additional Rights Upon the Occurrence of Certain Events.

                  (a) If the Transferor voluntarily goes into liquidation or consents to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor and such decree shall have remained in force undischarged or unstayed for a period of 30 days; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or violation or other event described above, an "Insolvency Event"), the Transferor shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), promptly give notice to the Trustee, the Master Servicer and the Credit Enhancer of such Insolvency Event. Within 15 days of the receipt by the Trustee of the Transferor's notice of an Insolvency Event, the Trustee shall
(i) publish a notice in Authorized Newspapers that an Insolvency Event has occurred and that the Trustee intends to direct the Master Servicer to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 11.02, which notice shall inform Investor Certificateholders that unless more than _____% of all Investor Certificateholders advise the Trustee in writing that they wish the Trustee to instruct the Master Servicer not to sell, dispose of or otherwise liquidate the Mortgage Loans within 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall instruct


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the Master Servicer to proceed to sell, dispose of, or otherwise liquidate the
Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition of the Mortgage Loans as provided above with the highest bidder for the Mortgage Loans. The Transferor shall be permitted to bid for the Mortgage Loans. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 11.01 and 11.02 shall not be deemed to be mutually exclusive.

                  (b) The proceeds from the sale, disposition or liquidation of the Mortgage Loans pursuant to Section 11.02(a) above shall be treated as collections on the Mortgage Loans received during the Rapid Amortization Period; provided, however, that such proceeds will, based on amounts specified in writing by the Master Servicer to the Trustee, first be paid to the Credit Enhancer to reimburse the Credit Enhancer for previously unreimbursed Credit Enhancement Draw Amounts and other amounts owing under the Insurance Agreement; and provided, further, that the Certificateholders' Fixed Allocation Percentage of such remaining proceeds shall be paid to Investor Certificateholders in the following amounts and order of priority:

                           (i) all accrued and unpaid interest on the Investor Certificate Principal Balance through the Interest Period immediately preceding the Distribution Date on which such proceeds are distributed to the Investor Certificateholders; and

                           (ii) an amount of principal up to the Investor Certificate Principal Balance.

The Policy shall cover any shortfall in the event such proceeds are insufficient to make the distributions to Investor Certificateholders pursuant to Section 11.02(b). On the day following the Distribution Date on which such proceeds are distributed to the Investor Certificateholders, the Trust shall terminate.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  Section 12.01. Amendment. This Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee, in each case without the consent of any of the Certificateholders, but only with the consent of the Credit Enhancer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Transferor or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Investor Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Depositor nor the Master Servicer is obligated to obtain, maintain or improve any such rating), (vi) to add or amend any provisions of this Agreement to correct or cure any defective provision or ambiguity as a result of a transfer of the Transferor Certificates pursuant to Section 6.05, (vii) to comply with any requirement imposed by the Code or (viii) to increase the Increased Senior Lien Limitation; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Certificateholder or the Credit Enhancer; and provided, further, that the amendment shall not be


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



deemed to adversely affect in any material respect the interests of the Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Investor Certificates without regard to the Policy. Notwithstanding the foregoing, any amendment pursuant to clause (viii) above shall be permissible only upon receipt of a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Investor Certificateholders without regard to the Policy.

                  This Agreement also may be amended from time to time by the Master Servicer, the Depositor and the Trustee, and the Master Servicer and the Credit Enhancer, may from time to time consent to the amendment of the Policy with the consent of the Holders of the Investor Certificates evidencing Percentage Interests aggregating not less than 51%, and in the case of an amendment to this Agreement, with the consent of the Credit Enhancer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or (iii) adversely effect in any material respect the interests of the Credit Enhancer.

                  Notwithstanding the foregoing, the Agreement may not be amended unless, in connection with such amendment, an Opinion of Counsel is furnished to the Trustee that such amendment will not (i) adversely affect the status of the Investor Certificates as debt; (ii) result in the Trust being taxable at the entity level; or (iii) result in the Trust being classified as a taxable mortgage pool (as defined in Section 7701(i) of the Code).

                  Following the execution and delivery of any such amendment hereto or to the Policy to which the Credit Enhancer was required to consent, either the Transferor, if the Transferor requested the amendment, or the Master Servicer, if the Master Servicer requested the amendment, shall reimburse the Credit Enhancer for the reasonable out-of-pocket costs and expenses incurred by the Credit Enhancer in connection with such amendment.

                  Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Investor Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Credit Enhancer.

                  It shall not be necessary for the consent of Investor Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  In executing any amendment permitted by this Section 12.01, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such


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



amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  Section 12.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Investor Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Investor Certificateholders. The Investor Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 12.03. Limitation on Rights of Certificateholders. The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Investor Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02, 11.01 and 12.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal,


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



ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  By accepting its Investor Certificate, each Investor Certificateholder agrees that unless a Credit Enhancer Default exists, the Credit Enhancer shall have the right to exercise all rights of the Investor Certificateholders under this Agreement without any further consent of the Investor Certificateholders.

                  Section 12.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 12.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Depositor, 1585 Broadway, New York, New York 10036, Attention: ____________________, (b) in the case of the Master Servicer, [________________________________________________________, Attention:
____________________], (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of the Credit Enhancer, _________________________________, Attention: ____________________ (telecopy number ____________________), (e) in the case of [each Rating Agency], ___________________________________________________, and (f) in the case of
____________________, __________________________, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. [In each case in which a notice or other communication to the Credit Enhancer refers to an Event of Servicing Termination or a claim under the Policy or with respect to which failure on the part of the Credit Enhancer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the ______________ and the _____________________ and shall be marked to indicate
"URGENT MATERIAL ENCLOSED."] Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

                  Section 12.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 12.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.05, 7.02 and 7.04, this Agreement may not be assigned by the Depositor or the Master Servicer without the prior written consent of the Credit Enhancer and Holders of the Investor Certificates evidencing Percentage Interests aggregating not less than ____%.

                  Section 12.08. Certificates Nonassessable and Fully Paid. The parties agree that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 2.08 or 6.02 are and shall be deemed fully paid.

                  Section 12.09. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Credit Enhancer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

                  Section 12.10. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 12.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 12.12. Insurance Agreement. The Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                     MORGAN STANLEY ABS CAPITAL I INC.,
                                              as Depositor



                                     By:
                                        ---------------------------
                                           Name:
                                           Title:


                                     [----------------------------],
                                              as Master Servicer



                                     By:
                                        ---------------------------
                                            Name:
                                            Title:


                                       [---------------------------],
                                                as Trustee



                                       By:
                                        ---------------------------
                                             Name:
                                             Title:

State of          )
                  ) ss.:
County of         )

                  On the __th day of __________, 199_ before me, a notary public in and for the State of ________, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at _________________, ____________, ________ _____; that he is the ______________
of _____________________________, a [New York] corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                                      -----------------------
                                                          Notary Public



[Notarial Seal]

State of          )
                  ) ss.:
County of         )

                  On the __th day of __________, 199_ before me, a notary public in and for the State of ________, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at _________________, ____________, ________ _____; that he is the ______________
of _____________________________, a national banking association, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.




                                                  -----------------------------
                                                           Notary Public



[Notarial Seal]

State of          )
                  ) ss.:
County of         )

                  On the __th day of ______________, 199_ before me, a notary public in and for the State of ________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he resides at _______________, _______________ _____; that he is the _____________ of ________
____, a _____________ banking corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                    --------------------------
                                                           Notary Public



[Notarial Seal]